THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
Annual Period Ended October 31, 2014

Sub-Item 77Q1: Exhibits.

(a)
Articles Supplementary to the Articles of Incorporation are incorporated herein by reference to Exhibit (a)(41) in Registrant’s Post-Effective Amendment No. 64 filed with the Commission on July 18, 2014.

(e)
Investment Advisory Agreement between The Glenmede Fund, Inc. and Glenmede Investment Management LP relating to the Mid Cap Equity Portfolio is incorporated herein by reference to Exhibit (d)(57) in Registrant’s Post-Effective Amendment No. 65 filed with the Commission on September 30, 2014.

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